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                                                                   EXHIBIT 10.27


                              AMENDED AND RESTATED
                              RENTAL POOL AGREEMENT

         THIS AMENDED AND RESTATED RENTAL POOL AGREEMENT (the "AGREEMENT") is made and entered into to become effective on June 30, 1998, by and between EQUIPMENT PURCHASING II L.L.C., a Delaware limited liability company ("OWNER"), and MULTIMEDIA GAMES, INC., a Texas corporation (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, the Company and Owner, as assignee, entered into a certain Equipment Purchase Agreement, dated as of March 31, 1998 (the "MARCH 31 PURCHASE AGREEMENT"), to consummate Owner's purchase of MegaMania electronic player stations (the "MARCH 31 EQUIPMENT") from the Company;

         WHEREAS, in connection with the March 31 Purchase Agreement, the Company and Owner entered into a Rental Pool Agreement, (the "MARCH 31 RENTAL POOL AGREEMENT") pursuant to which the Company agreed to pay to Assignor certain revenues derived from the March 31 Equipment;

         WHEREAS, the Company and Owner have entered into a certain Equipment Purchase Agreement, dated to be effective as of June 30 , 1998 (the "JUNE 30 PURCHASE AGREEMENT"), to consummate Owner's purchase of MegaMania electronic player stations (the "JUNE 30 EQUIPMENT" and, together with the March 31 Equipment, the "EQUIPMENT") from the Company;

         WHEREAS, the Equipment is, and from time to time in the future will be, either (i) leased (such leased Equipment being herein and in the Management Agreement (defined below) called the "RENTAL POOL EQUIPMENT"), or (ii) sold under lease/purchase (such lease/purchase Equipment being herein and in the Management Agreement called the "LEASE/PURCHASE EQUIPMENT"), to Indian tribes ("TRIBE") for use in Class II bingo facilities;

         WHEREAS, the terms under which the Company provides Rental Pool Equipment to Tribes compensates the Company with a percentage of the net profits, or "hold" derived from use of the Equipment (the "COMPANY REVENUE");

         WHEREAS, the terms under which the Company provides Lease/Purchase Equipment to Tribes amortizes the purchase price (plus interest) of the Lease/Purchase Equipment by paying the Company a percentage of Adjusted Gross Revenue derived from use of the Equipment (the "INSTALLMENT PURCHASE REVENUE"); and

         WHEREAS, Owner and the Company desire to amend and restate the March 31 Rental Pool Agreement in its entirely so that it will relate to all of the Equipment.


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         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1. Term. This Agreement shall be effective on June 30, 1998, (the "EFFECTIVE DATE") and shall continue and remain in full force and effect for the Term of the Amended and Restated Management Agreement entered into between the Company and Owner, dated even date herewith (the "MANAGEMENT AGREEMENT").

         2. Adjusted Gross Revenue. As partial consideration for Owner's purchase of the Equipment, the Company agrees to assign to Owner:

         (a)      an absolute two percent (2%) of the Company Revenue; and

         (b)      all of the Installment Purchase Revenue.

         This assignment does not assign the Company's right to a management fee as provided in the Management Agreement nor does it assign to Owner any right of the Company to receive any other fees or compensation from Tribes with respect to the Lease/Purchase Equipment. The Company also expressly retains the right to receive the balance of the Company Revenue (the "COMPANY PERCENTAGE"). In the event the Company Revenue received from a Tribe is modified for any reason, or in the event the Equipment is transferred to another facility and the Company Revenue (or Installment Purchase Revenue) is subject to agreement with another Tribe, the parties agree that they shall renegotiate the revenue percentages to be received by each party in good faith. The Company reserves the right, in its sole and absolute discretion and with no obligation whatsoever to do so, to increase the Owner's share of the Company Revenue so as to accelerate the Company's right to repurchase the Equipment as permitted in the Management Agreement.

         3. Collection. The Company agrees to be responsible for the collection and remittance of the Owner Percentage and the Installment Purchase Revenue as provided in the Management Agreement, including any necessary legal action related to such collection. The Company shall not, however, be required to compensate Owner in the event the Tribe, or any other third party, fails to pay, or provides an inaccurate or fraudulent accounting of, the Owner Percentage or the Installment Purchase Revenue. The Company agrees that it will subrogate its claim to the Owner Percentage and the Installment Purchase Revenue upon the request of Owner, and that it will cooperate in all subsequent efforts by Owner to collect the Owner Percentage and the Installment Purchase Revenue from the Tribe.

         4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without reference to the choice of law principles thereof.

         5. Entire Agreement. This Agreement, including any exhibits and schedules hereto, contains the entire agreement and understanding between the parties hereto, and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement. No supplement, amendment, alteration,


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modification or waiver of this Agreement shall be binding unless consented to in writing by the Company and Owner.

          6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld.

          7. Parties In Interest. Nothing in this Agreement shall entitle any party other than Buyer or Seller to any claim, cause of action, remedy or right of any kind.

          8. Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing, signed by the party against which such waiver is sought to be enforced, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

          9. Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance (other than a term, covenant, condition or application which affects the essence of this Agreement) shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to those persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10. March 31 Rental Pool Agreement. This Agreement amends and restates the March 31 Rental Pool Agreement in its entirety which, as so amended, remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives on the day first above written.

                                         EQUIPMENT PURCHASING II L.L.C.
                                                 By: Rio Grande Management Corp.


                                         By:
                                                 -------------------------------
                                                 Name: Clifton Lind
                                                 Its:  President

                                         MULTIMEDIA GAMES, INC.


                                         By:
                                                 -------------------------------
                                                 Name: Gordon Graves
                                                 Its:  Chief Executive Officer